Exhibit 99.1

Certification of
Chief Executive Officer
of Delhaize America, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form10-Q (the “Form 10-Q”) for the quarter ended September 28, 2002 of Delhaize America, Inc. (the “Issuer”).

I, Pierre-Olivier Beckers, the Chief Executive Officer of the Issuer, certify that, to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 12, 2002

/s/ Pierre-Olivier Beckers

Pierre-Olivier Beckers
Chief Executive Officer